Exhibit 99.1

Granite Point Mortgage Trust Inc. Announces

COO Transition

Ethan Lebowitz to Succeed Steven Plust as COO by May 1, 2025

Steven Plust to remain as Senior Managing Director

NEW YORK, January 7, 2025 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced that Ethan Lebowitz, Managing Director, will succeed Steven Plust as Chief Operating Officer effective no later than May 1, 2025. Mr. Lebowitz will serve as Deputy Chief Operating Officer until the COO transition is effective.

Following the transition, Mr. Plust will remain with Granite Point as a Senior Managing Director full-time until his retirement from the Company, which will be no later than December 31, 2027. In this capacity, he will continue to serve the Company in a senior role, including on various management committees, such as the Company’s Investment Committee.

“I want to thank Steve for his considerable contributions so far to Granite Point since our Company’s inception,” said Jack Taylor, President and Chief Executive Officer of Granite Point. “Steve has played a critical role in shaping our strategy and building our strong operational foundation. We are pleased that we will continue to benefit from his tremendous expertise and experience.”

Mr. Taylor continued, “Ethan has demonstrated exceptional leadership, deep industry acumen and keen strategic vision over his many year career with us, including at Granite Point since its inception. I am excited to welcome him to the executive team. His appointment reflects our deep bench of talent across the organization and our ability to develop the next generation of leaders.”

“Having served as Granite Point’s COO since the Company’s inception, I believe now is the right time for me to transition the role to Ethan’s capable hands,” said Mr. Plust. “I am proud of what we have built at Granite Point and have the utmost confidence in Granite Point’s future, and am focused on supporting Jack, Ethan and the rest of the leadership team as we continue to build on our significant momentum.”

“I am thrilled to succeed Steve as COO at this important time for Granite Point,” said Mr. Lebowitz. “I look forward to working alongside the executive team as we continue to execute key initiatives to enhance our resilience and successfully navigate the current environment and position Granite Point to drive profitable growth.”

About Ethan Lebowitz

Ethan Lebowitz is a veteran commercial real estate leader, with more than two decades of investment and originations experience, who has worked with senior members of the Granite Point team for many years, including most recently serving as a Managing Director of Granite Point. Prior to his time at Granite Point, he was a Vice President of Prudential Real Estate Investors within the global high yield debt business from 2010 to 2015. He previously served in various positions with Five Mile Capital Partners, Bank of America and FleetBoston Financial. Mr. Lebowitz holds a B.A. from Brandeis University in History.

About Granite Point Mortgage Trust Inc.

Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements

This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Contact

Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

2